Exhibit 5.1
Lowenstein Sandler P.C.
65 Livingston Avenue
Roseland, New Jersey 07068-1791
December 9, 2008
Metalico, Inc.
186 North Avenue East
Cranford, New Jersey 07016
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Metalico, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on December 9, 2008 under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) shares of common stock, $0.001 par value per share (the “Common Stock”); (ii) shares of preferred stock (the “Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”); (iv) one or more series of the debt securities of the Company (the “Debt Securities”), which may be either senior securities or subordinated securities and which may be convertible into or exchangeable for shares of the Common Stock, Preferred Stock, or both Common Stock and Preferred Stock or (v) shares of Common Stock or Preferred Stock which may be issued in the form of depositary shares evidenced by depositary receipts (“Depositary Shares”). The Common Stock, the Preferred Stock, the Warrants, the Debt Securities and the Depositary Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.
     The Warrants may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”).
     The Debt Securities will be issued pursuant to one or more indentures (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”).
     The Depositary Shares will be issued pursuant to a Deposit Agreement (the “Deposit Agreement”).
     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     The opinions expressed herein are limited to matters governed by the federal laws of the United States of America and the Delaware General Corporation Law, including the applicable provisions of the Delaware constitution.
     Based on such examination, we are of the opinion that:
     1. When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon the conversion, exchange or exercise of Preferred Stock, Debt Securities or Warrants, when such shares have been duly issued, delivered and paid for, if applicable, as contemplated by the terms of the applicable Preferred Stock, Indenture, Warrant or Deposit Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable.
     2. When the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation; an appropriate certificate or certificates of designation relating to a series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of Delaware; the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company’s certificate of incorporation and bylaws so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon the conversion, exchange or exercise of any Debt Securities or Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture, Warrant or Deposit Agreement, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.
     3. When the issuance and the terms of the sale of the Debt Securities have been duly authorized by the board of directors of the Company and duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
     4. When the issuance and the terms of the sale of the Warrants have been duly authorized by the board of directors of the Company; the terms of the Warrants and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

the Warrants have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     5. When the issuance and the terms of the sale of the Depositary Shares have been duly authorized by the board of directors of the Company; the terms of the Depositary Shares and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; the Depositary Shares have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Deposit Agreement against payment of the purchase price therefor, the Depositary Shares will be validly issued, fully paid and nonassessable.
     In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and the Indenture, any applicable supplemental indenture thereto, and other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.
     The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to at liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, any Warrant, any Deposit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the Rules and Regulations promulgated under the Securities Act or that this consent is required by Section 7 of the Securities Act.

Very truly yours, LOWENSTEIN SANDLER P.C.
By:	/s/ Lowenstein Sandler P.C.